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                                   Exhibit 21

(21) LIST OF SUBSIDIARIES


                            UNITED NATIONAL BANCORP
                            -----------------------

                              UNITED NATIONAL BANK
                            (WHOLLY-OWNED SUBSIDIARY
                          OF UNITED NATIONAL BANCORP)

                              UNB CAPITAL TRUST I
                            (WHOLLY-OWNED SUBSIDIARY
                          OF UNITED NATIONAL BANCORP)


                              UNITED NATIONAL BANK
                              --------------------

                    UNITED NATIONAL INVESTMENT COMPANY, INC.
                      (FORMERLY UNB INVESTMENT CO., INC.)
                            (WHOLLY-OWNED SUBSIDIARY
                            OF UNITED NATIONAL BANK)

                     UNITED COMMERCIAL CAPITAL GROUP, INC.
                            (WHOLLY-OWNED SUBSIDIARY
                            OF UNITED NATIONAL BANK)

                          UNITED NATIONAL AGENCY, INC.
                            (WHOLLY-OWNED SUBSIDIARY
                            OF UNITED NATIONAL BANK)

                        UNITED FINANCIAL SERVICES, INC.
                             (UNITED NATIONAL BANK
                        OWNS 50% OF THIS JOINT VENTURE)


                    UNITED NATIONAL INVESTMENT COMPANY, INC.
                    ----------------------------------------

                       BRIDGEWATER MORTGAGE COMPANY, INC.
                           (WHOLLY-OWNED SUBSIDIARY,
                          EXCEPT FOR PREFERRED STOCK,
                    OF UNITED NATIONAL INVESTMENT CO., INC)


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